Exhibit 4.20

EXECUTION COPY

$900,000,000

C10 CAPITAL (SPV) LIMITED

(CEMEX, S.A.B. de C.V.)

6.722% Fixed-to-Floating Rate Callable Perpetual Debentures

Purchase Agreement

December 11, 2006

J.P. Morgan Securities Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

C10 Capital (SPV) Limited, a British Virgin Islands restricted purpose company (the “Issuer”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $900,000,000 principal amount of its 6.722% Fixed-to-Floating Rate Callable Perpetual Debentures (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of December 18, 2006 (the "Indenture") among the Issuer and The Bank of New York, as trustee (the “Trustee”).

Concurrently with the issuance of the Securities and as part of the transactions (the “Transactions”) as described under the heading “The Offering” in the Preliminary Offering Memorandum and the Offering Memorandum (each, as defined below), New Sunward Holding Financial Ventures B.V. (the “Note Issuer”), a private company with limited liability formed under the laws of the Netherlands and a wholly owned indirect subsidiary of CEMEX, S.A.B. de C.V. (the “Company”), will issue dual-currency notes in an aggregate principal amount of $900,000,000 (the “Note”) pursuant to an Indenture to be dated as of December 18, 2006 (the “Note Indenture”) among the Note Issuer, the Company, New Sunward Holding B.V. (“New Sunward”) and CEMEX México S.A. de C.V. (“CEMEX México” and, together with the Company and New Sunward, the “Note Guarantors”) and The Bank of New York, as trustee (the “Note Trustee”), to the Issuer. The obligations of the Note Issuer under the Note will be jointly and severally guaranteed by the Note Guarantors. The Issuer will enter into the swap transactions as described under the heading “Description of the Extinguishable Swaps” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Swap” the Extinguishable Coupon Swap Agreement (as defined in the Preliminary Offering Memorandum) is referred to herein as the “Swap Agreements”) with Swap 10 Capital (SPV) Limited, a British Virgin Islands restricted purpose company (“SwapCo”). The Securities will be secured by a first-priority security interest in (x) the Issuer’s rights and obligations under the Note and the Extinguishable Coupon Swap Agreement and (y) a cash account in the name of the Issuer held with the Trustee, into which the proceeds of the Note and the Swap shall be deposited prior to the distribution to SwapCo or holders of the Securities (collectively, the “Pledge” and the documents necessary to effect the Pledge, the “Pledge Agreements”). The Note Issuer will also enter into a Conversion Payment Undertaking with the Issuer as described under the heading “Description of the Dual-Currency Notes and the Note Indenture—Conversion Payment Undertaking” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Conversion Payment Undertaking”), which will be fully and unconditionally guaranteed by the Note Guarantors on a joint and several basis.

For purposes of this Agreement:

“Additional Transaction Documents” means the Note, the Note Indenture (including the guarantees by the Note Guarantors), the Contingent Payment Undertaking, the Pledge Agreements and the Swap Agreements.

“CEMEX Transaction Parties” means the Company, the Note Issuer, New Sunward and CEMEX México.

“Transaction Documents” means this Agreement, the Securities, the Indenture and the Additional Transaction Documents.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The CEMEX Transaction Parties and the Issuer have prepared a preliminary offering memorandum dated December 4, 2006 and an offering memorandum supplement dated December 8, 2006 (such preliminary offering memorandum, as supplemented by such offering memorandum supplement, being hereinafter referred to as the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the CEMEX Transaction Parties, the Issuer and the Transactions. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Each of the CEMEX Transaction Parties and the Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized

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terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Each of the CEMEX Transaction Parties and the Issuer each hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.          Purchase and Resale of the Securities. (a) The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from December 18, 2006 to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. As compensation, the Company will pay to the Representative on behalf of the Initial Purchasers an underwriting commission of 0.40% (the “Underwriting Commission”) of the aggregate principal amount of the Securities purchased by the Initial Purchasers on the Closing Date as commissions for the sale of the Securities under this Agreement. In addition, the Company will pay to J.P. Morgan Securities Inc. a structuring fee agreed to in the letter dated December 11, 2006 as compensation for your role as the sole structuring advisor for the Transactions (the “Structuring Fee”). Such payments will be made on the Closing Date.

(b)        The Company and the Issuer each understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)          it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”), an accredited investor within the meaning of Rule 501(a) under the Securities Act and a Qualified Purchaser (as defined below);

(ii)         it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in

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any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)        it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)        within the United States to persons whom it reasonably believes to be both QIBs and qualified purchasers (“Qualified Purchasers”) as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities Exchange Commission (the “Commission”) thereunder (the “Investment Company Act”) in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)        in accordance with the restrictions set forth in Annex C hereto.

(c)         Each Initial Purchaser acknowledges and agrees that each of the CEMEX Transaction Parties, the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) through 6(k), the counsels for each of the CEMEX Transaction Parties, the Issuer and the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)        The Company and the Issuer each acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)         Each of the CEMEX Transaction Parties and the Issuer acknowledges and agrees that each of the Initial Purchasers is acting solely in the capacity of an arm's length contractual counterparty to the CEMEX Transaction Parties and the Issuer with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, any CEMEX Transaction Party or the Issuer or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the CEMEX Transaction Parties, the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The CEMEX Transaction Parties and the Issuer shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the

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Representative nor any other the Initial Purchaser shall have any responsibility or liability to any CEMEX Transaction Party or the Issuer with respect thereto. Any review by the Representative or any Initial Purchaser of the CEMEX Transaction Parties, the Issuer and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the CEMEX Transaction Parties, the Issuer or any other person.

2.          Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Sullivan & Cromwell LLP at 10:00 A.M., New York City time, on December 18, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)         Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.          Representations and Warranties of the Company and the Issuer. The CEMEX Transaction Parties and the Issuer jointly and severally represent and warrant to each Initial Purchaser that:

(a)         Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the CEMEX Transaction Parties and the Issuer make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the CEMEX Transaction Parties or the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)         Additional Written Communications. The Company and the Issuer (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written

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communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Issuer or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Issuer make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)         Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)         Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position and stockholders’ equity for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in Mexico applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (other than any financial information with respect to Rinker Group Ltd. (“Rinker”)) has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the financial information included in each of the Time of Sale Information and the Offering Memorandum with respect to Rinker has been derived from Rinker’s publicly filed financial information, and the Company has no reason to believe such information is not materially accurate.

(e)         No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has not been (A) any change in the capital stock of any CEMEX Transaction Party, (B) any

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material change in the capital stock of any subsidiary of the Company that is a “material subsidiary” as defined under Rule 1-02 of Regulation S-X of the Securities Act (“Material Subsidiary”) but is not a CEMEX Transaction Party, (C) any material increase in the consolidated long-term debt of the Company and its subsidiaries, (D) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, New Sunward or CEMEX México on any class of its capital stock, or (E) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information.

(f)          Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (A) the general affairs, business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole or (B) on the performance by the Issuer of its obligations under the Securities (a “Material Adverse Effect”). The Issuer has been duly organized and is validly existing and in good standing under the laws of the British Virgin Islands.

(g)         Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and all the outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are held in trust for charitable purposes by or on behalf of C10 Capital Trust, free of any lien, charge,

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encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)         Due Authorization. The Issuer has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and to perform its obligations thereunder; each of the CEMEX Transaction Parties and the Issuer has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform their respective obligations thereunder.

(i)          The Indenture. The Indenture has been duly authorized by the Issuer and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions”).

(j)          The Securities. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)         Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the CEMEX Transaction Parties and the Issuer.

(l)          Additional Transaction Documents. Each of the Additional Transaction Documents has been duly authorized, executed and delivered by the Issuer and the CEMEX Transaction Parties which are a party thereto and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Issuer and such CEMEX Transaction Parties enforceable against the Issuer and such CEMEX Transaction Parties, as applicable, in accordance with its terms, subject to the Enforceability Exceptions.

(m)       Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)         No Violation or Default. (i) No CEMEX Transaction Party nor the Issuer is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries nor the Issuer is (A) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or the Issuer is a party or by

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which the Company, any of its subsidiaries or the Issuer is bound or to which any of the property or assets of the Company, any of its subsidiaries or the Issuer is subject, or (B) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (B) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)         No Conflicts. The execution, delivery and performance by the Issuer and the CEMEX Transaction Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities by the Issuer and compliance by the Issuer and the CEMEX Transaction Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or the Issuer (collectively, the “Entities”) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Entity is a party or by which any Entity is bound or to which any of the property or assets of any Entity is subject, (ii) result in any violation of the provisions of the Estatutos Sociales or the charter or by-laws or similar organizational documents of the Issuer or any of the CEMEX Transaction Parties or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)         No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and the CEMEX Transaction Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) such as may be required for the listing of the Securities on the Exchange (as defined below).

(q)         Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, (i) there are no legal, governmental or regulatory actions, suits or proceedings pending and (ii) the Company, its subsidiaries and the Issuer have not been notified of any legal, governmental or regulatory investigations, in each case to which the Company, any of its subsidiaries or the Issuer is a party or to which any property of the Company, any of its subsidiaries or the Issuer is the subject that, individually or in the aggregate, if determined adversely to the Company, any of its subsidiaries or the Issuer, could reasonably be expected to have

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a Material Adverse Effect; and to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(r)         Independent Accountants. KPMG Cárdenas Dosal, S.C., who have certified certain financial statements of the Company and its subsidiaries and whose reports appear in the Time of Sale Information and the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of the published rules and regulations of the Mexican Institute of Public Accountants, which are substantially the same as those contemplated by Rule 10A of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(s)         Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in each of the Time of Sale Information and the Offering Memorandum.

(t)          Investment Company Act. Assuming the accuracy of the representations, warranties, covenants and agreements of the Initial Purchasers contained in this Agreement, (i) neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act, and (ii) the Issuer is not making a “public offering” of the Securities for purposes of Section 7(d) of the Investment Company Act.

(u)         Taxes. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its Material Subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, (i) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets and (ii) there is no tax, levy, deduction, charge or withholding imposed by the British Virgin Islands, Mexico or any political subdivision thereof on the Issuer or any CEMEX Transaction Party either (A) on or by virtue of the execution, delivery or enforcement of the Transaction Documents, or (B) on any payment of principal, interest or other amounts under or in respect of the Securities.

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(v)         Licenses and Permits. The Company, each of its subsidiaries and the Issuer possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company, nor any of its subsidiaries nor the Issuer has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(w)        Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws, except in the case of each of (x), (y) and (z) above, for such proceedings, issues, liabilities, obligations or expenditures as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)         Disclosure Controls. The Company and its subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act). The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

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(y)         Accounting Controls. The Company and its subsidiaries, taken as a whole, maintain an internal control system that provides reasonable assurance that material errors or irregularities will be prevented or detected within a timely period in the normal course of business. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor the Borrower nor, to the best knowledge of the Note Guarantors or the Borrower, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)      Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States of America, Mexico, the Netherlands and the British Virgin Islands, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb)      Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use any proceeds received by the Note Issuer from the issuance of the Note or the Issuer from the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(cc)       Solvency. On and immediately after the Closing Date, each of the CEMEX Transaction Parties and the Issuer (after giving effect to the issuance of the Securities and the other Transactions as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each CEMEX Transaction Party and the Issuer is not less than the total amount required to pay the respective liabilities of each CEMEX Transaction Party and the Issuer on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) each CEMEX Transaction Party and the Issuer is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of (A) the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum and (B) the issuance of the Note and the other Transactions as contemplated by the Time of Sale Information and the Offering Memorandum, no CEMEX Transaction Party or the Issuer is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) no CEMEX Transaction Party or the Issuer is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) neither any CEMEX Transaction Party nor the Issuer is a defendant in any civil action that would result in a judgment that any CEMEX Transaction Party or the Issuer is or would become unable to satisfy.

(dd)      No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited directly under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ee)      No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(ff)         Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(gg)      No Integration. Neither the Company, the Issuer, the Note Issuer nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has,

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directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities or the Note in a manner that would require registration of the Securities under the Securities Act.

(hh)      No General Solicitation or Directed Selling Efforts. None of the Company, the Issuer, the Note Issuer or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities or the Note by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ii)         Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under Trust Indenture Act.

(jj)         No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(kk)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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4.          Further Agreements of the Company and the Issuer. Each CEMEX Transaction Party and the Issuer jointly and severally covenant and agree with each Initial Purchaser that:

(a)         Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)        Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects. If an amendment or supplement to the Offering Memorandum contains amendments or additions to the audited financial statements included in the Offering Memorandum, copies of the Offering Memorandum provided to the Initial Purchasers shall contain a report or reports signed by the independent registered public accountants with respect to such audited financial statements contained therein.

(c)         Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)         Notice to the Representative. The Company and the Issuer will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any

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jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Issuer will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)         Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company and the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)          Ongoing Compliance of the Offering Memorandum. If at any time prior to the earlier of (i) the completion of the initial offering of the Securities and (ii) nine months after the date of the Offering Memorandum (A) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)         Blue Sky Compliance. The Company and the Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Issuer shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it

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would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)         Clear Market. During the period from the date hereof through and including the Closing Date, each Note Guarantor, the Issuer and their respective affiliates will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of in the international bond market any debt securities issued or guaranteed by any Note Guarantor, the Issuer or any of their respective affiliates and having a tenor of more than one year. For the avoidance of doubt, the Company and its affiliates may at any time offer, sell, contract to sell or otherwise dispose of certificados bursatiles in the local Mexican market and enter into receivables securitization transactions.

(i)          Use of Proceeds. The Company, the Issuer and the Note Issuer will apply the proceeds from the sale of the Securities and the Note as described in each of the Time of Sale Information and the Offering Memorandum under the heading "Use of Proceeds."

(j)          Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Issuer will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)         DTC. The Company and the Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC and its participants, including Euroclear and Clearstream.

(l)          No Resales by the Company or the Issuer. The Company and the Issuer will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Issuer or any of their respective affiliates and resold (i) in a transaction registered under the Securities Act or (ii) in a transaction exempt from the registration requirements under the Securities Act if such transaction does not cause the holding periods under Rule 144 under the Securities Act to be extended for other holders of Securities.

(m)       No Integration. Neither the Company, nor the Issuer nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

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(n)         No General Solicitation or Directed Selling Efforts. None of the Company, the Issuer or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)         Compliance with Securities Laws. Neither the Issuer, nor the Company nor any of its subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which would constitute a breach or a violation of any applicable provisions of the Act or the Exchange Act and the rules and regulations promulgated thereunder or any other securities laws of the United States in connection with the offering, sale or distribution of the Securities in the manner provided by this Agreement.

(p)         No Stabilization. The Company, New Sunward, CEMEX México and their respective affiliates will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in violation of the laws of the United States, Mexico and the British Virgin Islands.

(q)         Exchange Listing. The Company and the Issuer will use their reasonable best efforts to list the Securities on the Irish Stock Exchange Limited (the “Exchange”).

5.          Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6.          Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the CEMEX Transaction Parties and the Issuer of their respective covenants and other obligations hereunder and to the following additional conditions:

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(a)         Representations and Warranties. The representations and warranties of the CEMEX Transaction Parties and the Issuer contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the CEMEX Transaction Parties and the Issuer and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)         No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by Standard and Poor’s, a division of McGraw-Hill Companies, or Fitch Ratings, Ltd.; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)         No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)        Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of each of the Company’s, New Sunward’s, CEMEX México’s and the Note Issuer’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company, New Sunward, CEMEX México, the Note Issuer and the Issuer in this Agreement are true and correct and that the Company, New Sunward, CEMEX México, the Note Issuer and the Issuer have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)         Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG Cárdenas Dosal, S.C. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily

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included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

(f)          Opinions and 10b-5 Statement of Counsel for the Company and the Issuer. Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company and the Issuer, shall have furnished to the Representative, at the request of the Company and the Issuer, their written opinions and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g)        Opinion of British Virgin Islands Counsel for the Company and the Issuer. W. Smiths, British Virgin Islands counsel for the Company and the Issuer, shall have furnished to the Representative, at the request of the Company and the Issuer, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(h)        Opinion and 10b-5 Statement of General Counsel for the Company. Lic. Ramiro G. Villarreal Morales, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company and the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(i)          Opinion of Dutch Counsel for the Company. Warendorf, Dutch counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(j)          Opinion and 10b-5 Statement of U.S. Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Sullivan & Cromwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)         Opinion and 10b-5 Statement of Mexican Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Ritch Mueller S.C., Mexican counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)          No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the

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Closing Date, prevent the issuance or sale of the Securities or the Note; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the Note.

(m)       Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer, the Note Issuer, and New Sunward in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(n)         Additional Transaction Documents; Transactions. On the Closing Date, the Additional Transaction Documents shall have been duly authorized, executed and delivered by the Issuer and the CEMEX Transaction Parties, as applicable, and the Transactions shall have been consummated in a manner consistent in all material respects with the description thereof in the Time of Sale Information and otherwise reasonably acceptable to the Representative.

(o)         DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p)         Additional Documents. On or prior to the Closing Date, the Company, New Sunward, CEMEX México, the Note Issuer and the Issuer shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(q)         Exchange Listing. Application shall have been made to list the Securities on the Exchange.

(r)          Payment of Fees. The Representative shall have received the Underwriting Commission on behalf of the Initial Purchasers. J.P. Morgan Securities Inc. shall have received the Structuring Fee.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.	Indemnification and Contribution.

(a)        Indemnification of the Initial Purchasers. The Issuer and each Note Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and

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expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer or any of the Note Guarantors in writing by or on behalf of such Initial Purchaser through the Representative expressly for use therein.

(b)        Indemnification of the Company and the Issuer. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each Note Guarantor, each of their respective directors and officers and each person, if any, who controls the Issuer and each Note Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the final paragraph on the front cover page regarding delivery of the Securities; the first full paragraph on page ii regarding stabilization or over-allotment by the Initial Purchasers; the third, fifth, seventh, thirteenth, fourteenth, fifteenth and sixteenth paragraphs; and the subsection regarding Japan in the section entitled “Plan of Distribution.”

(c)         Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the

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consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuer, the Note Guarantors, their respective directors and officers and any control persons of the Issuer and the Note Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)         Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Note Guarantors and the Issuer on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Note Guarantors and the Issuer on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Note Guarantors and the Issuer on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Note Guarantors and the Issuer on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Note Guarantors and the Issuer or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)         Limitation on Liability. The Note Guarantors, the Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this

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Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.          Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or Mexican authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; (v) a change or development involving a prospective change in Mexican taxation affecting the Company, the Securities or the transfer thereof that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or the imposition of exchange controls by Mexico; or (vi) the occurrence of any change, or any development involving a prospective change, in or affecting the existing financial, political, economic or other conditions in, or the foreign exchange of, the United States, Mexico, the British Virgin Islands or the Netherlands which, in the judgment of the Representative, would materially and adversely affect the financial markets or the market for the Securities or other debt securities or materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities on the terms and in the manner contemplated by this Agreement, Time of Sale Information and the Offering Memorandum.

9.          Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial

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Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)        Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Issuer or any non-defaulting Initial Purchaser for damages caused by its default.

10.        Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Issuer jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection;

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(ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Issuer’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchaser); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC, Euroclear and Clearstream; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the Securities on the Exchange; (xi) the costs incident to the creation of the Issuer, the Note Issuer and SwapCo and the structuring and execution of the Swap; and (xii) all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.        Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.        Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of each CEMEX Transaction Party, the Issuer and the Initial Purchasers contained in this Agreement or made by or on behalf of each CEMEX Transaction Party, the Issuer or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any CEMEX Transaction Party, the Issuer or the Initial Purchasers.

13.        Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d)

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the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.        Exchange Rates Fluctuations. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Issuer, jointly and severally, will indemnify each Initial Purchaser or other person to whom such amount is due against any loss incurred by such Initial Purchaser or other person, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the judgment currency actually received by such Initial Purchaser or other person, as the case may be, is able to purchase United States dollars with the amount of the judgment currency actually received by such Initial Purchaser or other person, as the case may be. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.        Submission to Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York and in the respective courts of each party’s own corporate domicile with respect to actions brought against it, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any state or federal court in The City of New York and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Each CEMEX Transaction Party and the Issuer hereby appoints CEMEX NY Corporation, the Company’s New York subsidiary, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in The City of New York by any Initial Purchaser or by any person who controls any of the Initial Purchasers, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and designates its domicile, the domicile of CEMEX NY Corporation specified above and any domicile that CEMEX NY Corporation may have in the future as its domicile to receive any notice hereunder (including service of process). Such appointment shall be irrevocable. If for any reason CEMEX NY Corporation (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, each CEMEX Transaction Party and the Issuer will promptly appoint a successor agent for this purpose reasonably acceptable to you and shall grant thereto notarial powers-of-attorney for lawsuits and collections. Each CEMEX Transaction Party and the Issuer represent and warrant that the Authorized Agent has agreed to act as said

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agent for service of process, and each CEMEX Transaction Party and the Issuer agree to take any and all action, including the filing of any and all documents and instruments in full force and effect, as aforesaid. Service of process upon the Authorized Agent and written notice of such service to any CEMEX Transaction Party or the Issuer shall be deemed, in every respect, effective service of process upon any CEMEX Transaction Party or the Issuer, respectively.

16.        Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 834-6618); Attention: Latin America New Issues. Notices to the CEMEX Transaction Parties and the Issuer shall be given to them at c/o CEMEX, S.A.B. de C.V. Av. Ricardo Magáin, Zozaya #325, Colonia Valle del Campestre, Garza García, Nuevo Léon, México 66265 (fax: +011-5281-8888-4417); Attention: General Counsel. Notices to CEMEX NY Corporation shall be given to them at CEMEX NY Corporation, 590 Madison Ave., 41st floor, New York, New York 10022 (fax: (212) 317-6047); Attention: General Counsel.

(c)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)         Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17.        Determination of Multipliers. The Note Issuer has requested that JPMorgan Chase Bank, N.A. ("JPMCB") delay the determination of the multipliers to be included in the Note, the Note Indenture and the Offering Memorandum with respect to the Yen Rate (as defined in the Preliminary Offering Memorandum) of the Note in order to increase the likelihood of optimal pricing of the Note for the Note Issuer. JPMCB shall determine such multipliers in its discretion, in consultation with the Note Issuer, prior to the close of business New York City time on Wednesday,

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December 13, 2006, based on market pricing for JPMCB’s hedging activities relating to Extinguishable Cross-Currency Swap (as defined in the Preliminary Offering Memorandum). The Note Issuer agrees that the multipliers determined by JPMCB shall be binding on the Note Issuer regardless of their amount and acknowledges that it understands, and has agreed to bear, the market risks relating to the determination of these multipliers.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

C10 CAPITAL (SPV) LIMITED

By    /s/ Michael Fay

Name:	Michael Fay
Title:	Authorised Signatory for Atlantic
Managers Ltd,
Director

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CEMEX, S.A.B. de C.V.

By    /s/ Rodrigo Treviño

Name:	Rodrigo Treviño
Title:	Attorney-in-Fact

32

CEMEX MÉXICO S.A. de C.V.

By    /s/ Rodrigo Treviño

Name:	Rodrigo Treviño
Title:	Attorney-in-Fact

33

NEW SUNWARD HOLDING B.V.

By    /s/ Rodrigo Treviño

Name:	Rodrigo Treviño
Title:	Attorney-in-Fact

34

NEW SUNWARD HOLDING FINANCIAL VENTURES B.V.

By    /s/ Rodrigo Treviño

Name:	Rodrigo Treviño
Title:	Attorney-in-Fact

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Accepted: December 11, 2006

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By	/s/ Wendi G. Royal

Name:	Wendi G. Royal
Title:	Vice President

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Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities Inc.	$570,000,000
Barclays Capital	285,000,000
Calyon Securities (USA) Inc.	22,500,000
Banc of America Securities LLC	22,500,000

Total	$900,000,000

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ANNEX A

a.        Additional Time of Sale Information

1.        The offering memorandum supplement dated December 8, 2006, which is attached as Annex B-1.

2.        Term sheet containing the terms of the securities, substantially in the form of Annex B-2.

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ANNEX B-1

C10 CAPITAL (SPV) LIMITED

Offering Memorandum

Supplement

See attached.

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ANNEX B-2

C10 CAPITAL (SPV) LIMITED

Pricing Term Sheet

See attached.

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ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)      Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)      Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)       Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)      None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

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Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)      Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(ii)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(iii)    it will not offer or sell any Securities in the Republic of Italy or Japan unless it complies with the applicable laws and regulations in these jurisdictions as described in the Preliminary Offering Memorandum under the heading, “Plan of Distribution.”

(d)      Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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